Exhibit 99.1

FOR IMMEDIATE RELEASE: April 18, 2013

SIMMONS FIRST ANNOUNCES FIRST QUARTER EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced core first quarter 2013 net income of $6.1 million and diluted core earnings per share of $0.37. Core earnings exclude $146,000 in after-tax merger related expenses associated with the Company’s 2012 FDIC-assisted acquisitions. Including the merger related expenses, net income for the first quarter of 2013 was $5.9 million, or $0.36 diluted earnings per share.

“Considering interest rates continue at historical lows and due to the seasonality that we experience in the first quarter each year, we were pleased with our overall earnings performance. More so, we were pleased with the positive trends in our balance sheet, as reflected in our normalized organic loan growth of approximately 4%, which enabled us to produce a net interest margin of 4.01%. The organic loan growth, coupled with strong asset quality, bodes well for the balance of the year,” commented J. Thomas May, Chairman and CEO.

Loans

Total loans, including those acquired, were $1.8 billion at March 31, 2013, an increase of $176.6 million, or 10.7%, compared to the same period in 2012. Loans acquired in FDIC-assisted acquisitions grew $130.5 million, net of discounts, and legacy loans (excluding acquired loans) grew $45.4 million, or 2.9%. “This was the second consecutive quarter of organic loan growth.  While still not enough to call a trend, we believe it is very positive in that the growth is coming throughout our markets in Arkansas, Kansas and Missouri. Needless to say, the economy remains in a slow recovery, which makes this growth even more significant,” added May.

Deposits

At March 31, 2013, total deposits were $2.9 billion, an increase of $238 million, or 9.0%, compared to the same period in 2012.  Total non-time deposits totaled $2.0 billion, or 71% of total deposits.

Net Interest Income

The Company’s net interest income for the first quarter of 2013 was $30.1 million, an increase of $2.4 million, or 8.5%, from the same period of 2012. Net interest margin was 4.01% for the quarter ended March 31, 2013. Included in interest income for both periods was the additional yield accretion recognized as a result of updated estimates of the cash flows of the loan pools acquired in the Company’s 2010 FDIC-assisted transactions. Each quarter, the Company estimates the cash flows expected to be collected from the acquired loan pools, and adjustments may or may not be required. The cash flows estimate has increased based on payment histories and reduced loss expectations of the loan pools. This resulted in increased interest income that is spread on a level-yield basis over the remaining expected lives of the loan pools. The increases in expected cash flows also reduce the amount of expected reimbursements under the loss sharing agreements with the FDIC, which are recorded as indemnification assets. The impact of the adjustments on the Company’s financial results for the current reporting period is shown below:

	Three Months Ended
(In thousands)	March 31
	2013	2012
Impact on net interest income	$2,947	$3,184
Non-interest income	(2,828)	(2,778)

Net impact to pre-tax income	$119	$406

Because these adjustments will be recognized over the remaining lives of the loan pools and the remainder of the loss sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $22.1 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $19.1 million. Of the remaining adjustments, we expect to recognize $8.5 million of interest income and an $8.2 million reduction of non-interest income, for a net addition to pre-tax income of approximately $270,000, during the remainder of 2013. The accretable yield adjustments recorded in future periods will change as the Company continues to evaluate expected cash flows from the acquired loan pools.

Non-Interest Income

Non-interest income for the first quarter was $11.3 million, an increase of $590,000, or 5.5%, compared to the first quarter of 2012.

Non-Interest Expense

Non-interest expense for the first quarter of 2013 was $31.9 million, an increase of $3.3 million compared to the same period in 2012. “Included in the quarter were $240,000 in merger related expenses and $2.9 million in normal operating expenses attributable to our 2012 FDIC-assisted acquisitions. Normalized for these acquisition related items, non-interest expense for the quarter increased by only 0.4%. Obviously, we continue to have excellent expense control as a result of the implementation of our efficiency initiatives,” added May.

Asset Quality

Beginning in 2010, the Company has acquired loans and foreclosed real estate (“OREO”) through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of covered loans and OREO. The acquired loans and OREO and any related FDIC loss share indemnification asset were presented in the Company's financial reports with a carrying value equal to the discounted net present value of expected future proceeds. At March 31, 2013, acquired loans covered by loss share were carried at $182 million, OREO covered by loss share was carried at $28 million and the FDIC loss share indemnification asset was carried at $71 million. Acquired loans and OREO not covered by loss share were carried at $79 million and $9 million, respectively. As a result of  using the discounted net present value method of valuing these assets, and due to the significant protection against possible losses provided by the FDIC loss share indemnification, all acquired assets, with the exception of OREO not covered by loss share, are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

The Company's allowance for loan losses was $27.7 million at March 31, 2013, or 1.75% of total loans and 237% of non-performing loans. Non-performing loans as a percent of total loans were 0.74% as of March 31, 2013, unchanged from December 31, 2012. “Included in our non-performing assets was $9.5 million, net of a credit mark, of non-covered OREO we acquired in our two recent FDIC-assisted transactions. Normalizing for the acquired OREO, our legacy non-performing assets decreased $0.6 million from the previous quarter. Our legacy non-performing assets as a percent of total assets of 0.94% as of March 31, 2013 continues to compare favorably to the industry and our peer group,” commented May. For the first quarter, the annualized net charge-off ratio, excluding credit cards, was 0.11%, and the annualized credit card charge-off ratio was 1.53%.

Capital

At March 31, 2013, stockholders' equity was $406 million, book value per share was $24.62 and tangible book value per share was $20.73. The Company's ratio of stockholders' equity to total assets was 11.5% and its ratio of tangible common equity to tangible assets was 9.8%, as of March 31, 2013.

“Our exceptional level of capital puts us in the 80th percentile of our peer group and allows us to actively pursue the right opportunities that meet our strategic plan regarding mergers and acquisitions,” continued May. As of March 31, 2013, the Company’s regulatory capital ratios remain significantly higher than regulatory “well capitalized” guidelines:

	“Well Capitalized”	SFNC
Tier 1 Leverage Ratio	5.00%	10.83%
Tier 1 Risk-Based Capital Ratio	6.00%	19.63%
Total Risk-Based Capital Ratio	10.00%	20.88%

Stock Repurchase Program

During the first quarter of 2013, the Company repurchased approximately 94,000 shares at an average price of $25.59. The Company plans to continue to allocate its earnings, less dividends, to its stock repurchase program.

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company’s eight banks conduct financial operations from 96 offices, of which 92 are financial centers, in 55 communities in Arkansas, Missouri and Kansas. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC”.

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, April 18, 2013. Interested persons can listen to this call by dialing toll-free 1-888-428-9480 (United States and Canada only) and asking for the Simmons First National Corporation conference call. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2013	2012	2012	2012	2012
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$40,006	$47,470	$40,356	$29,708	$34,314
Interest bearing balances due from banks	602,992	467,984	440,524	515,874	642,929
Federal funds sold	-	22,343	7,571	-	750
Cash and cash equivalents	642,998	537,797	488,451	545,582	677,993
Investment securities - held-to-maturity	488,513	496,141	510,630	525,522	481,314
Investment securities - available-for-sale	192,165	191,342	205,051	166,966	176,466
Mortgage loans held for sale	19,100	25,367	23,980	15,495	24,351
Assets held in trading accounts	8,368	6,224	7,002	7,812	7,708
Loans:
Loans	1,589,077	1,628,513	1,623,401	1,614,736	1,543,653
Allowance for loan losses	(27,735)	(27,882)	(28,145)	(28,397)	(28,325)
Loans acquired, not covered by FDIC loss share
(net of discount)	78,745	82,764	73,023	-	-
Loans acquired, covered by FDIC loss share (net of discount)	181,537	210,842	163,657	114,189	129,735
Net loans	1,821,624	1,894,237	1,831,936	1,700,528	1,645,063
FDIC indemnification asset	71,002	75,286	59,547	35,038	39,978
Premises and equipment	87,934	87,557	85,969	85,171	85,784
Foreclosed assets not covered by FDIC loss share	30,714	33,352	29,665	23,947	24,542
Foreclosed assets covered by FDIC loss share	28,003	27,620	26,466	11,252	11,705
Interest receivable	13,027	14,530	15,253	12,975	13,319
Bank owned life insurance	59,344	52,066	51,681	51,326	50,934
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	3,624	3,760	2,549	1,431	1,505
Other assets	16,540	21,605	16,195	13,494	18,786
Total assets	$3,543,561	$3,527,489	$3,414,980	$3,257,144	$3,320,053

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$592,442	$576,655	$543,380	$517,854	$521,202
Interest bearing transaction accounts and savings deposits	1,456,005	1,421,137	1,343,784	1,290,954	1,282,763
Time deposits less than $100,000	482,688	505,773	521,259	467,503	485,134
Time deposits greater than $100,000	361,529	370,598	386,872	352,973	365,478
Total deposits	2,892,664	2,874,163	2,795,295	2,629,284	2,654,577
Federal funds purchased and securities sold
under agreements to repurchase	108,227	104,078	64,829	70,220	106,224
Other borrowings	81,646	89,441	88,852	90,866	90,312
Subordinated debentures	20,620	20,620	20,620	30,930	30,930
Accrued interest and other liabilities	33,950	33,125	41,136	28,431	28,698
Total liabilities	3,137,107	3,121,427	3,010,732	2,849,731	2,910,741

Stockholders' equity:
Common stock	165	165	167	170	172
Surplus	94,723	96,587	99,156	105,825	110,976
Undivided profits	311,521	309,053	304,343	300,917	297,776
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	45	257	582	501	388
Total stockholders' equity	406,454	406,062	404,248	407,413	409,312
Total liabilities and stockholders' equity	$3,543,561	$3,527,489	$3,414,980	$3,257,144	$3,320,053

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2013	2012	2012	2012	2012
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$42,334	$43,691	$36,603	$35,899	$37,469
Interest bearing balances due from banks	560,759	490,532	479,435	550,512	576,416
Federal funds sold	8,487	8,931	2,850	363	281
Cash and cash equivalents	611,580	543,154	518,888	586,774	614,166
Investment securities - held-to-maturity	497,152	511,203	496,102	508,293	496,002
Investment securities - available-for-sale	191,981	194,815	178,247	172,539	172,523
Mortgage loans held for sale	19,442	17,804	19,334	17,623	17,076
Assets held in trading accounts	8,525	7,701	7,780	7,831	6,845
Loans:
Loans	1,588,299	1,633,710	1,637,437	1,579,166	1,550,341
Allowance for loan losses	(27,999)	(28,660)	(29,228)	(29,339)	(30,896)
Loans acquired, not covered by FDIC loss share
(net of discount)	80,755	82,764	12,700	-	-
Loans acquired, covered by FDIC loss share (net of discount)	196,190	218,135	117,809	120,695	141,563
Net loans	1,837,245	1,905,949	1,738,718	1,670,522	1,661,008
FDIC indemnification asset	74,205	66,994	39,476	38,563	44,845
Premises and equipment	87,571	87,784	85,173	85,629	86,187
Foreclosed assets not covered by FDIC loss share	32,102	34,883	24,945	24,322	23,279
Foreclosed assets covered by FDIC loss share	27,812	29,779	14,521	12,079	13,048
Interest receivable	13,370	15,154	13,484	12,877	13,847
Bank owned life insurance	52,706	51,864	51,507	51,133	50,761
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	3,693	2,955	1,614	1,467	1,541
Other assets	20,827	3,574	14,991	15,114	17,952
Total assets	$3,538,816	$3,534,218	$3,265,385	$3,265,371	$3,279,685

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$567,588	$570,800	$504,923	$502,884	$494,366
Interest bearing transaction accounts and savings deposits	1,446,533	1,405,956	1,291,141	1,282,616	1,252,972
Time deposits less than $100,000	494,196	523,050	477,275	477,588	492,354
Time deposits greater than $100,000	364,496	380,843	361,504	360,233	371,168
Total deposits	2,872,813	2,880,649	2,634,843	2,623,321	2,610,860
Federal funds purchased and securities sold
under agreements to repurchase	118,131	101,815	72,381	82,738	108,841
Other borrowings	83,872	89,617	90,307	89,606	89,920
Subordinated debentures	20,620	20,620	30,594	30,930	30,930
Accrued interest and other liabilities	34,486	33,227	30,219	29,077	27,417
Total liabilities	3,129,922	3,125,928	2,858,344	2,855,672	2,867,968
Total stockholders' equity	408,894	408,290	407,041	409,699	411,717
Total liabilities and stockholders' equity	$3,538,816	$3,534,218	$3,265,385	$3,265,371	$3,279,685

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2013	2012	2012	2012	2012
(in thousands, except per share data)
INTEREST INCOME
Loans not covered by loss share	$23,696	$23,912	$23,192	$22,358	$22,272
Loans covered by FDIC loss share	6,175	6,759	5,041	4,994	5,973
Federal funds sold	3	4	2	1	-
Investment securities	2,902	3,106	3,027	3,313	3,275
Mortgage loans held for sale	155	149	171	164	153
Assets held in trading accounts	11	11	12	13	12
Interest bearing balances due from banks	290	301	267	349	303
TOTAL INTEREST INCOME	33,232	34,242	31,712	31,192	31,988
INTEREST EXPENSE
Time deposits	1,588	1,807	1,863	2,004	2,269
Other deposits	611	652	658	676	696
Federal funds purchased and securities
sold under agreements to repurchase	65	65	69	77	99
Other borrowings	734	948	792	799	815
Subordinated debentures	159	163	389	385	391
TOTAL INTEREST EXPENSE	3,157	3,635	3,771	3,941	4,270
NET INTEREST INCOME	30,075	30,607	27,941	27,251	27,718
Provision for loan losses	919	1,295	1,299	775	771
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	29,156	29,312	26,642	26,476	26,947
NON-INTEREST INCOME
Trust income	1,444	1,484	1,440	1,240	1,309
Service charges on deposit accounts	4,241	4,645	4,368	3,930	3,865
Other service charges and fees	775	747	684	738	792
Mortgage lending income	1,216	1,553	1,705	1,445	1,294
Investment banking income	454	337	560	442	699
Credit card fees	4,039	4,655	4,104	4,207	4,079
Bank owned life insurance income	278	385	355	368	355
Gain on sale of securities, net	-	2	-	-	-
Gain on FDIC-assisted transactions	-	2,291	1,120	-	-
Net (loss) gain on assets covered by FDIC loss share agreements	(2,142)	(2,286)	(2,689)	(2,153)	(2,665)
Other income	1,008	930	165	876	995
TOTAL NON-INTEREST INCOME	11,313	14,743	11,812	11,093	10,723
NON-INTEREST EXPENSE
Salaries and employee benefits	18,507	17,674	15,911	16,590	16,824
Occupancy expense, net	2,555	2,311	2,182	2,029	2,081
Furniture and equipment expense	1,723	1,835	1,835	1,608	1,604
Other real estate and foreclosure expense	331	311	280	194	207
Deposit insurance	775	614	444	457	571
Merger related costs	240	1,081	815	-	-
Other operating expenses	7,781	8,340	7,219	7,366	7,350
TOTAL NON-INTEREST EXPENSE	31,912	32,166	28,686	28,244	28,637
NET INCOME BEFORE INCOME TAXES	8,557	11,889	9,768	9,325	9,033
Provision for income taxes	2,620	3,856	3,008	2,789	2,678
NET INCOME	$5,937	$8,033	$6,760	$6,536	$6,355
BASIC EARNINGS PER SHARE	$0.36	$0.48	$0.41	$0.38	$0.37
DILUTED EARNINGS PER SHARE	$0.36	$0.48	$0.41	$0.38	$0.37

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2013	2012	2012	2012	2012
(in thousands)
Tier 1 capital
Stockholders' equity	$406,454	$406,062	$404,248	$407,413	$409,312
Trust preferred securities, net allowable	20,000	20,000	20,000	30,000	30,000
Disallowed intangible assets, net of deferred tax	(48,529)	(48,966)	(48,053)	(47,235)	(47,607)
Unrealized gain on AFS securities	(45)	(257)	(582)	(501)	(388)

Total Tier 1 capital	377,880	376,839	375,613	389,677	391,317

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	28	19	14	15	14
Qualifying allowance for loan losses	24,129	24,743	24,395	22,910	22,096

Total Tier 2 capital	24,157	24,762	24,409	22,925	22,110

Total risk-based capital	$402,037	$401,601	$400,022	$412,602	$413,427

Risk weighted assets	$1,925,199	$1,974,800	$1,946,344	$1,825,808	$1,759,932

Adjusted average assets for leverage ratio	$3,490,102	$3,484,504	$3,216,488	$3,217,291	$3,231,257

Ratios at end of quarter
Equity to assets	11.47%	11.51%	11.84%	12.51%	12.33%
Tangible common equity to tangible assets	9.84%	9.87%	10.18%	10.81%	10.66%
Tier 1 leverage ratio	10.83%	10.81%	11.68%	12.11%	12.11%
Tier 1 risk-based capital ratio	19.63%	19.08%	19.30%	21.34%	22.23%
Total risk-based capital ratio	20.88%	20.34%	20.55%	22.60%	23.49%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2013	2012	2012	2012	2012
(in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$171,599	$185,536	$175,760	$176,325	$175,013
Student loans	31,835	34,145	36,441	39,823	44,059
Other consumer	102,297	105,319	107,604	107,284	110,001
Total consumer	305,731	325,000	319,805	323,432	329,073
Real Estate
Construction	136,099	138,132	128,423	117,235	109,979
Single-family residential	355,479	356,907	355,976	355,978	349,009
Other commercial	569,686	568,166	546,224	550,418	537,807
Total real estate	1,061,264	1,063,205	1,030,623	1,023,631	996,795
Commercial
Commercial	150,427	141,336	138,719	140,868	144,772
Agricultural	68,028	93,805	130,727	122,245	69,598
Total commercial	218,455	235,141	269,446	263,113	214,370
Other	3,627	5,167	3,527	4,560	3,415
Total Loans	$1,589,077	$1,628,513	$1,623,401	$1,614,736	$1,543,653

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Treasury	$-	$-	$-	$-	$4,000
U.S. Government agencies	288,480	288,098	303,640	315,493	267,991
Mortgage-backed securities	45	49	51	56	59
State and political subdivisions	199,368	207,374	206,319	209,043	208,334
Other securities	620	620	620	930	930
Total held-to-maturity	488,513	496,141	510,630	525,522	481,314
Available-for-Sale
U.S. Government agencies	159,846	152,481	164,467	148,837	157,631
Mortgage-backed securities	15,891	20,634	24,333	2,493	2,528
State and political subdivisions	1,417	2,988	-	-	-
FHLB stock	5,325	5,498	5,788	5,578	6,241
Other securities	9,686	9,741	10,463	10,058	10,066
Total available-for-sale	192,165	191,342	205,051	166,966	176,466
Total investment securities	$680,678	$687,483	$715,681	$692,488	$657,780
Fair value - HTM investment securities	$491,556	$500,578	$516,419	$531,499	$486,743

Investment Securities - QTD Average
Taxable securities	$485,711	$495,917	$467,988	$471,826	$459,164
Tax exempt securities	203,422	210,101	206,361	209,006	209,361
Total investment securities - QTD average	$689,133	$706,018	$674,349	$680,832	$668,525

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2013	2012	2012	2012	2012
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$27,882	$28,145	$28,397	$28,325	$30,108
Loans charged off
Credit cards	909	884	806	829	997
Other consumer	374	362	358	252	226
Real estate	239	705	773	78	2,539
Commercial	96	163	86	165	129
Total loans charged off	1,618	2,114	2,023	1,324	3,891

Recoveries of loans previously charged off
Credit cards	236	194	242	212	210
Other consumer	195	177	107	135	156
Real estate	68	144	61	248	930
Commercial	53	41	62	26	41
Total recoveries	552	556	472	621	1,337
Net loans charged off	1,066	1,558	1,551	703	2,554
Provision for loan losses	919	1,295	1,299	775	771
Balance, end of quarter	$27,735	$27,882	$28,145	$28,397	$28,325

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans
Real estate	$6,963	$7,135	$6,197	$6,851	$6,898
Commercial	602	618	894	676	942
Consumer	1,203	1,370	1,389	1,462	1,299
Total nonaccrual loans	8,768	9,123	8,480	8,989	9,139
Loans past due 90 days or more
Government guaranteed student loans	2,283	2,234	2,324	3,275	3,434
Other loans	661	681	1,001	509	606
Total loans past due 90 days or more	2,944	2,915	3,325	3,784	4,040
Total non-performing loans	11,712	12,038	11,805	12,773	13,179
Other non-performing assets
Foreclosed assets held for sale	21,253	21,556	23,126	23,947	24,542
Acquired foreclosed assets held for sale, not covered
by FDIC loss share agreements	9,461	11,796	6,539
Other non-performing assets	238	221	60	-	1
Total other non-performing assets	30,952	33,573	29,725	23,947	24,543
Total non-performing assets	$42,664	$45,611	$41,530	$36,720	$37,722
Performing TDRs (troubled debt restructurings)	$10,745	$11,015	$10,995	$11,492	$11,531

Ratios (1) (2)
Allowance for loan losses to total loans	1.75%	1.71%	1.73%	1.76%	1.83%
Allowance for loan losses to non-performing loans	237%	232%	238%	222%	215%
Non-performing loans to total loans	0.74%	0.74%	0.73%	0.79%	0.85%
Non-performing assets (including performing TDRs)
to total assets	1.51%	1.61%	1.54%	1.48%	1.48%
Non-performing assets to total assets	1.20%	1.29%	1.22%	1.13%	1.14%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.14%	1.23%	1.15%	1.03%	1.03%
Annualized net charge offs to total loans	0.27%	0.38%	0.38%	0.18%	0.66%
Annualized net credit card charge offs to
total credit card loans	1.53%	1.54%	1.27%	1.42%	1.75%
Annualized net charge offs to total loans
(excluding credit cards)	0.11%	0.24%	0.27%	0.02%	0.52%
Past due loans >30 days (excluding nonaccrual)	0.64%	0.63%	0.75%	0.68%	0.83%
Past due loans >30 days (excluding nonaccrual)
(excluding Gov't guaranteed student loans)	0.40%	0.44%	0.48%	0.42%	0.47%

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements, except for their inclusion in total assets.
(2) Excludes acquired foreclosed assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2013	2012	2012	2012	2012

ASSETS

Earning Assets
Interest bearing balances due from banks	0.21%	0.24%	0.22%	0.25%	0.21%
Investment securities	2.33%	2.39%	2.46%	2.66%	2.69%
Mortgage loans held for sale	3.23%	3.33%	3.52%	3.74%	3.60%
Assets held in trading accounts	0.52%	0.57%	0.61%	0.67%	0.71%
Loans, including covered loans*	6.79%	6.59%	6.40%	6.47%	6.72%
Total interest earning assets	4.41%	4.45%	4.45%	4.41%	4.51%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.17%	0.18%	0.20%	0.21%	0.22%
Time deposits	0.75%	0.80%	0.88%	0.96%	1.06%
Total interest bearing deposits	0.39%	0.42%	0.47%	0.51%	0.56%
Federal funds purchased and securities
sold under agreement to repurchase	0.22%	0.25%	0.38%	0.37%	0.37%
Other borrowings	3.55%	4.21%	3.49%	3.59%	3.65%
Subordinated debentures	3.13%	3.14%	5.06%	5.01%	5.08%
Total interest bearing liabilities	0.51%	0.57%	0.65%	0.68%	0.73%

NET INTEREST MARGIN/SPREAD

Net interest spread	3.90%	3.88%	3.80%	3.73%	3.78%
Net interest margin - quarter-to-date	4.01%	3.99%	3.94%	3.87%	3.93%
Net interest margin - year-to-date	4.01%	3.93%	3.91%	3.90%	3.93%

* Covered loans are loans covered by FDIC loss share agreements.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2013	2012	2012	2012	2012
($ in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.36	$0.48	$0.41	$0.38	$0.37
Core earnings (excludes nonrecurring items) (non-GAAP)	6,083	7,404	6,575	6,536	6,355
Diluted core earnings per share (non-GAAP)	0.37	0.44	0.40	0.38	0.37
Cash dividends declared per common share	0.21	0.20	0.20	0.20	0.20
Cash dividends declared - amount	3,469	3,323	3,334	3,395	3,444
Return on average stockholders' equity	5.89%	7.83%	6.61%	6.42%	6.21%
Return on tangible equity	7.09%	9.36%	7.85%	7.61%	7.36%
Return on average assets	0.68%	0.90%	0.82%	0.81%	0.78%
Net interest margin (FTE)	4.01%	3.99%	3.94%	3.87%	3.93%
FTE adjustment - investments	1,062	1,134	1,138	1,196	1,192
FTE adjustment - loans	11	11	11	12	11
Amortization of intangibles	137	126	74	74	74
Amortization of intangibles, net of taxes	83	77	45	45	45
Average shares outstanding	16,516,438	16,624,637	16,756,589	17,044,160	17,215,027
Average earning assets	3,151,590	3,165,595	2,938,994	2,957,022	2,961,047
Average interest bearing liabilities	2,527,848	2,521,901	2,323,202	2,323,711	2,346,185

YEAR-TO-DATE
Diluted earnings per share	$0.36	$1.64	$1.16	$0.75	$0.37
Core earnings (excludes nonrecurring items) (non-GAAP)	6,083	26,870	19,466	12,891	6,355
Diluted core earnings per share (non-GAAP)	0.37	1.59	1.15	0.75	0.37
Cash dividends declared per common share	0.21	0.80	0.60	0.40	0.20
Cash dividends declared - amount	3,469	13,496	10,173	6,839	3,444
Return on average stockholders' equity	5.89%	6.77%	6.41%	6.31%	6.21%
Return on tangible equity	7.09%	8.05%	7.61%	7.49%	7.36%
Return on average assets	0.68%	0.83%	0.80%	0.79%	0.78%
Net interest margin (FTE)	4.01%	3.93%	3.91%	3.90%	3.93%
FTE adjustment - investments	1,062	4,660	3,526	2,388	1,192
FTE adjustment - loans	11	45	34	23	11
Amortization of intangibles	137	348	222	148	74
Amortization of intangibles, net of taxes	83	212	135	90	45
Average shares outstanding	16,516,438	16,908,904	17,004,351	17,129,593	17,215,027
Average diluted shares outstanding	16,520,398	16,911,363	17,007,623	17,134,232	17,223,085
Average earning assets	3,151,590	3,008,840	2,952,324	2,959,034	2,961,047
Average interest bearing liabilities	2,527,848	2,378,748	2,331,032	2,334,948	2,346,185

END OF PERIOD
Book value per share	$24.62	$24.55	$24.26	$24.03	$23.82
Tangible book value per share	20.73	20.66	20.47	20.37	20.21
Shares outstanding	16,509,666	16,542,778	16,660,278	16,956,991	17,182,526
Full-time equivalent employees	1,112	1,068	1,073	1,074	1,077
Total number of ATM's	110	110	106	102	102
Total number of financial centers	92	92	88	84	84
Parent company only - investment in subsidiaries	370,728	368,847	387,944	386,441	384,713
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2013	2012	2012	2012	2012
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$5,937	$8,033	$6,760	$6,536	$6,355
Nonrecurring items
Gain on FDIC assisted transactions	-	(2,291)	(1,120)	-	-
Merger related costs	240	1,081	815	-	-
FHLB prepayment penalties	-	175	-	-	-
Tax effect	(94)	406	120	-	-
Net nonrecurring items	146	(629)	(185)	-	-
Core earnings (non-GAAP)	$6,083	$7,404	$6,575	$6,536	$6,355

Diluted earnings per share	$0.36	$0.48	$0.41	$0.38	$0.37
Nonrecurring items
Gain on FDIC assisted transactions	-	(0.14)	(0.07)	-	-
Merger related costs	0.01	0.07	0.05	-	-
FHLB prepayment penalties	-	0.01	-	-	-
Tax effect	-	0.02	0.01	-	-
Net nonrecurring items	0.01	(0.04)	(0.01)	-	-
Diluted core earnings per share (non-GAAP)	$0.37	$0.44	$0.40	$0.38	$0.37

YEAR-TO-DATE
Net Income	$5,937	$27,684	$19,651	$12,891	$6,355
Nonrecurring items
Gain on FDIC assisted transactions	-	(3,411)	(1,120)	-	-
Merger related costs	240	1,896	815	-	-
FHLB prepayment penalties	-	175	-	-	-
Tax effect	(94)	526	120	-	-
Net nonrecurring items	146	(814)	(185)	-	-
Core earnings (non-GAAP)	$6,083	$26,870	$19,466	$12,891	$6,355

Diluted earnings per share	$0.36	$1.64	$1.16	$0.75	$0.37
Nonrecurring items
Gain on FDIC assisted transactions	-	(0.21)	(0.07)	-	-
Merger related costs	0.01	0.12	0.05	-	-
FHLB prepayment penalties	-	0.01	-	-	-
Tax effect	-	0.03	0.01	-	-
Net nonrecurring items	0.01	(0.05)	(0.01)	-	-
Diluted core earnings per share (non-GAAP)	$0.37	$1.59	$1.15	$0.75	$0.37